EXHIBIT 5.1

October 28, 2016

Safeguard Scientifics, Inc.
170 North Radnor-Chester Road
Suite 200
Radnor, PA 19087

Re:    Safeguard Scientifics, Inc. -- Registration Statement on Form S-8 Relating to
2016 Employment Inducement Awards Consisting of Restricted Shares and Restricted Stock Units

Ladies and Gentlemen:

I am Corporate Counsel of Safeguard Scientifics, Inc., a Pennsylvania corporation (the “Company”), and I am delivering this opinion in connection with the registration statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of up to 46,166 shares (the “Shares”) of the Company’s common stock, $0.10 par value (the “Common Stock”), to be issued or issuable to Martina Aufiero and Scott Snyder in connection with 2016 employment inducement awards consisting of restricted shares and restricted stock units (the “Inducement Awards”).

I have participated in the preparation of the Registration Statement. In rendering this opinion, I also have examined such certificates, records, statutes and other documents as I have deemed relevant in rendering this opinion. As to matters of fact, I have relied on representations of officers of the Company. In my examination, I have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to me as originals, the conformity with the originals of all documents submitted to me as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to me as copies.
Based upon and in reliance upon the foregoing, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered by the Company in accordance with the terms of the Inducement Awards, will be validly issued, fully paid and non-assessable.
The opinion set forth above is limited to the laws of the Commonwealth of Pennsylvania.
I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and the use of my name wherever it appears in the Registration Statement. In giving such opinion, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.
Very truly yours,

/s/ G. Matthew Barnard

G. Matthew Barnard
Corporate Counsel and Secretary